UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): December 5, 2006 (December 1, 2006)

PRO-FAC COOPERATIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-20539	16-6036816

(Commission File Number)	(IRS Employer Identification No.)

590 Willow Brook Office Park, Fairport, New York	14450

(Address of Principal Executive Offices)	(Zip Code)

(585) 218-4210

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Effective December 1, 2006, Deloitte & Touche LLP (“Deloitte & Touche”) resigned as the independent registered public accounting firm for Pro-Fac Cooperative, Inc. (the “Cooperative”). A new independent registered public accounting firm for the Cooperative has not yet been engaged. The engagement of a new independent registered public accounting firm will be disclosed in a subsequent Form 8-K filing.

Deloitte & Touche's reports on the Cooperative's financial statements for each of the fiscal years ended June 24, 2006 and June 25, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 24, 2006 and June 25, 2005, and through the date of this Form 8-K, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement(s) in connection with its report on the Cooperative's financial statements for such years. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Cooperative's two most recent fiscal years and the subsequent interim period through the date of this Form 8-K.

The Cooperative provided Deloitte & Touche with a copy of the disclosures in the preceding paragraphs. A letter from Deloitte & Touche to the Securities and Exchange Commission dated December 5, 2006, stating its agreement with these statements is attached as Exhibit 16.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

	16.	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-FAC COOPERATIVE, INC.

December 5, 2006	By: /s/ Stephen R. Wright
Stephen R. Wright, Chief Executive Officer,
Chief Financial Officer, General Manager and
Secretary
(Principal Executive Officer and Principal
Financial Officer)